EXHIBIT 1.2
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                             SECURITIES ACT (Quebec)

                 REPORT UNDER SECTION 189.1.3 OF THE REGULATIONS
                    PURSUANT TO SECTION 147.21(2) OF THE ACT


1.  NAME AND ADDRESS OF THE OFFEREE COMPANY:

    The Descartes Systems Group Inc. ("Descartes")
    120 Randall Drive
    Waterloo, Ontario    N2V 1C6

2.  NAME AND ADDRESS OF THE OFFEROR:

    3078393 Nova Scotia Company, a wholly-owned subsidiary of Descartes. 161 Lower Water Street
    Halifax, Nova Scotia    B3J 2V1

3.  THE DESIGNATION OF THE SECURITIES THAT ARE SUBJECT TO THE BID:

    The securities subject to the issuer bid are the 5.5% convertible unsecured subordinated debentures due June 30, 2005 (the "Debentures") with CUSIP number 249906 AA 6.

4.  THE DATE OF THE BID:

    The bid will commence on June 3, 2003 and will expire at 5:00 p.m. (Toronto time) of July 11, 2003, or on such later date and time as extended by Descartes.

5. THE MAXIMUM NUMBER OF SECURITIES OF THE CLASS SUBJECT TO THE BID WHICH ARE SOUGHT BY THE OFFEROR:

    U.S.$45,000,000 principal amount of Debentures.

6.  THE VALUE, IN CANADIAN DOLLARS, OF THE CONSIDERATION OFFERED PER SECURITY:

    The maximum price that will be offered is U.S.$950.00 per U.S.$1,000 aggregate principal amount of Debentures purchased under the issuer bid.

7.  THE FEE PAYABLE IN RESPECT OF THE BID, AS CALCULATED UNDER SECTION 271.4(1):

    Cdn.$1912.50

    DATED: June 3, 2003.

                                        THE DESCARTES SYSTEMS GROUP INC.


                                        By: /s/ Colley Clarke
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                                            Colley Clarke
                                            Chief Financial Officer